UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  October 4, 2017
Xplore Technologies Corp.
 (Exact name of registrant as specified in its charter)
Delaware	000-52697	26-0563295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8601 RR 2222, Building II
Austin, Texas  78730
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:
(512) 336-7797
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1— Registrant’s Business and Operations
Item 1.01  Entry into a Material Definitive Agreement.

The information set forth under “Item 3.03 Material Modification to Rights of Security Holders” of this Current Report on Form 8-K with respect to the entry into the Rights Agreement (as described below) is incorporated into this Item 1.01 by reference.
Section 3— Securities and Trading Markets
Item 3.03 Material Modification to Rights of Security Holders.

On October 4, 2017, the Board of Directors (the “Board”) of Xplore Technologies Corp., a Delaware corporation (the “Company”), approved an amendment (the “Amendment”) to the Rights Agreement dated as of July 15, 2016 (the “Rights Agreement”) between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”).  The Amendment amended the Rights Agreement so that each reference to “4.99%” in the Rights Agreement was changed to “9.99%.”  As a result, among other changes, the defined term “Acquiring Person” in the Rights Agreement is now defined as being a person or group of affiliated or associated persons or persons acting in concert who, at any time after the date of the Rights Agreement, have acquired, or obtained the right to acquire, beneficial ownership of 9.99% or more of the Company’s outstanding shares of Common Stock, rather than 4.99% or more of the Company’s outstanding shares of Common Stock.
Pursuant to Section 28 of the Rights Agreement, the Board may amend or supplement the Rights Agreement, without the approval of any holders of rights thereunder, in order to make changes to the Rights Agreement that the Board deems necessary or desirable.  The amendment to the Rights Agreement is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The description of the amendment to the Rights Agreement herein does not purport to be complete and is qualified in its entirety by reference to Exhibit 3.1.
Section 4— Matters Related to Accountants and Financial Statements
Item 4.01 Changes to Registrant’s Certifying Accountant.

Resignation of PMB Helin Donovan, LLP

On October 9, 2017, PMB Helin Donovan, LLP (“PMB”) resigned as the principal independent registered public accounting firm for Xplore Technologies, Inc. (the “Company”).

PMB reported on the Company’s financial statements for each of the years ended March 31, 2016 and 2017.  These reports did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.  Since their retention as the Company’s independent accountants on December 7, 2007 through October 9, 2017, there were no disagreements (as defined in Item 304 of Regulation S-K) with PMB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PMB, would have caused it to make reference in connection with any opinion to the subject matter of the disagreement.  Further, during the period of PMB’s retention, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided PMB with a copy of the foregoing disclosures prior to filing this Current Report on Form 8-K.  A letter from PMB addressed to the Securities and Exchange Commission stating that PMB agrees with such disclosures is included as Exhibit 16.1 to this Current Report on Form 8-K.

Engagement of GBH CPAs, PC

On October 9, 2017, the Company appointed GBH CPAs, PC (“GBH”), an independent registered public accounting firm which is registered with, and governed by the rules of, the Public Company Accounting Oversight Board, as its independent registered public accounting firm.  During the two most recent fiscal years, and through October 9, 2017, neither the Company nor anyone on its behalf consulted with GBH regarding either (1) the application of accounting principles to a specified transaction regarding the Company, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).  However, GBH did serve as the engagement quality reviewer for the Company’s financial statements for the quarter ended June 30, 2017.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
Exhibit No.	Description
3.1	Amendment No. 1 to Rights Agreement, dated October 4, 2017.
16.1	Letter from PMB Helin Donovan, LLP, dated October 9, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xplore Technologies Corp.

By:         /s/Tom Wilkinson
Name:   Tom Wilkinson
Title:     Chief Financial Officer

Dated: October 10, 2017